Exhibit 23.1


CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement of GreenVolt Power Corp. on Form S-8 of our report, dated September 21, 2000, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, included in and incorporated by reference to the Company's Annual Report on Form 10-KSB for GreenVolt Power Corp. filed on October 13, 2000.


/s/ HJ & Associates, LLC
    --------------------
    HJ & ASSOCIATES, LLC


Salt Lake City, Utah

August 10, 2001